UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 11, 2005

Date of Report (Date of earliest event reported)

INFONET SERVICES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-15475	95-4148675
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2160 East Grand Avenue

El Segundo, California 90245

(Address of principal executive offices) (Zip Code)

(310) 335-2600

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 11, 2005, Infonet Services Corporation (“Infonet”) announced the tentative settlement of three purported class action lawsuits filed in California Superior Court, County of Los Angeles, against Infonet and certain of its directors and officers. The three purported class action lawsuits relate to BT Group plc’s proposed acquisition of Infonet (the “Acquisition”) and have been consolidated as In re Infonet Services Corporation Shareholder Litigation, Lead Case No. BC324238. A memorandum of understanding setting forth the terms of the settlement was entered into by the plaintiff and the named defendants as of February 11, 2005. Among other conditions, the settlement is subject to negotiation of final settlement documentation and court approval. A copy of the press release regarding this tentative settlement is furnished as Exhibit 99.1 to this report and is hereby incorporated herein by reference.

Pursuant to the memorandum of understanding, Infonet agreed to provide the following additional information in this Current Report:

Additional Information Regarding Financial Advisor Opinions

As disclosed in Infonet’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on January 13, 2005 relating to the Acquisition (the “Proxy Statement”), in connection with the Acquisition, Infonet’s Board of Directors received an opinion from UBS Securities LLC, Infonet’s financial advisor, as to the fairness, from a financial point of view, of the merger consideration to be received by holders of Infonet Class B common stock (other than Infonet affiliates), subject to the various qualifications and limitations that UBS Securities LLC set forth in its opinion. Also in connection with the Acquisition, an independent special committee of the Infonet board of directors received an opinion from Banc of America Securities LLC, its financial advisor, that the consideration to be received in the proposed merger by Infonet’s Class B stockholders was fair from a financial point of view to such stockholders, subject to the various qualifications and limitations that Banc of America Securities set forth in its opinion. In connection with rendering its opinion, Banc of America Securities made an oral presentation to the independent special committee but did not provide any written presentation materials to the independent special committee other than the written opinion itself.

In arriving at their respective opinions, UBS and Banc of America Securities each reviewed a variety of financial information and performed specified financial analyses as more fully described in the Proxy Statement. As described in the Proxy Statement, among the financial data UBS and Banc of America Securities considered in their analyses of Infonet’s business and financial prospects were internal financial forecasts and growth projections for the years 2005 to 2007 prepared by Infonet management. A review of Infonet’s current internal financial forecasts and estimates indicates that such current financial forecasts and estimates do not exceed those reviewed in connection with the opinions delivered by UBS and Banc of America Securities on November 7, 2004.

Additional Information Regarding Other Discussions

As disclosed in the Proxy Statement, in the months following April 2001, Infonet entered into confidentiality agreements with approximately 15 companies, several of which provided preliminary, non-binding indications of interest in acquiring all or a controlling interest in Infonet. In mid-May 2001, five companies indicated preliminary ranges of value they might pay for Infonet’s common stock. The value ranges suggested by these companies ranged from $6.74 to $13.58 per share and varied in the type of consideration payable (cash, stock or a mixture of cash and stock). During the three months prior to receiving the first of these five proposals, Infonet’s stock traded on the New York Stock Exchange between $4.60 and $7.96 per share. An additional company indicated during this time that it was interested in pursuing an acquisition of Infonet but did not indicate a per share value it might be willing to pay for Infonet’s common stock. Ultimately, none of these preliminary indications of interest resulted in an offer.

In February 2002 Infonet received a preliminary indication of interest from a potential financial investor. The potential financial investor indicated its interest in exploring a significant equity investment (comprising at least 50.1% of Infonet’s common stock) at a valuation range of $2.25 to $2.75 per share, only a portion of which was to be payable in cash. During the three months prior to this indication of interest, Infonet’s Class B common stock traded on the New York Stock Exchange between $1.62 and $2.80 per share. As disclosed in the Proxy Statement, Infonet’s board of directors did not believe that the preliminary indication of interest received from this potential financial investor suggested a value that was worth pursuing.

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Additional Information Regarding Commercial Arrangements with Class A Stockholders

As disclosed in the Proxy Statement, on July 7, 2004, representatives of BT met with KDDI Corporation, one of the holders of Infonet’s Class A common stock, in London to discuss the commercial arrangements that the parties might be willing to enter into if BT were to acquire Infonet. In addition, as disclosed in the Proxy Statement, BT and KDDI discussed potential commercial models for addressing the requirements of Japanese multinational corporations. However, as disclosed in the Proxy Statement, no agreements were reached at that time.

On July 12, August 5, August 31 and September 1, 2004, BT met with KDDI to discuss further the commercial arrangements the parties might enter into if BT were to acquire Infonet.

In BT’s meetings with representatives of TeliaSonera AB, KPN Telecom B.V., Telefonica International Holding B.V. and Swisscom AG (each a holder of Infonet’s Class A common stock), held on September 28, September 30, October 6 and October 14, 2004, respectively, to discuss the commercial arrangements that the parties might be willing to enter into if BT were to acquire Infonet, BT sought distribution arrangements with these companies that would be more favorable to Infonet than those that were then in place. However, as disclosed in the Proxy Statement, no agreements were reached with TeliaSonera, KPN, Telefonica or Swisscom at these meetings.

As disclosed in the Proxy Statement, on November 5, 2004, BT entered into a framework agreement with KDDI establishing the nature of Infonet’s distribution and supply arrangements with KDDI following the merger and BT and KDDI confirmed their objective of developing their relationship following the merger to address the requirements of Japanese multinationals in relation to the global solutions outsourcing business. The framework agreement provided for, among other things, the continuance of the existing distribution and supply arrangements between KDDI and Infonet for a period estimated to be 24 months following the merger, to be followed by the execution of a replacement distribution agreement that would cover a broader array of BT’s and Infonet’s products and services and a supply agreement that would be amended to reflect then current market terms.

As disclosed in the Proxy Statement, the proposed form of stockholder agreement delivered to Infonet by Allen & Overy LLP late in the afternoon on November 7, 2004, provided, among other things, that until the effective time of the merger, holders of Infonet Class A common stock would negotiate in good faith with BT with respect to their commercial relationships with Infonet, including the interconnection between Infonet’s network and BT’s network and the physical migration of Infonet’s core bandwidth, customer access circuits and customers to BT’s network. This agreement to negotiate in good faith, together with the framework agreement with KDDI referred to above, represented the only commitments made by the holders of Infonet Class A common stock to BT or by BT to the holders of Infonet’s Class A common stock with respect to future commercial relationships.

As disclosed in the Proxy Statement, the independent special committee of Infonet’s board of directors and Infonet’s board of directors considered many factors in reaching their decision to approve the merger agreement with BT. One of these factors was the absence of contracts, agreements or arrangements between BT and Infonet’s Class A stockholders providing any significant economic value to the Class A Stockholders other than the merger consideration and other than a continuation of the previously existing commercial relationships between the Class A stockholders and Infonet on substantially the same terms following the merger. In evaluating whether the Class A stockholders would receive any significant economic value, other than the merger consideration, the independent special committee and board of directors were aware of the meetings between BT and the Class A stockholders (including KDDI) described above and were aware that BT and KDDI had resolved their commercial discussions prior to KDDI indicating its support for the proposed merger transaction with BT on September 9, 2004. The discussions between BT and KDDI that resulted in this resolution were later incorporated in the framework agreement entered into on November 5, 2004.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

99.1     Infonet Services Corporation press release dated February 11, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFONET SERVICES CORPORATION

Date: February 11, 2005	By:	/s/ Paul A. Galleberg
Paul A. Galleberg
Senior Vice President, General Counsel and Secretary

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